UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2015

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

On April 18, 2015, the Board of Directors of DCP Holding Company (the “Company”) met with the Company’s senior management team, consultants and advisors to review a proposed five-year strategic growth plan for the Company. In response to the industry and regulatory changes resulting from the Affordable Care Act of 2010 and its implementation and the amendments to the Company’s articles of incorporation and code of regulations that were approved in 2014, the Board of Directors of the Company and the senior management team retained third-party consultants and advisors to assist in the evaluation of the Company’s business model, market position, valuation and potential sources of capital to develop a five-year strategic growth plan to include expansion by the Company into new states and new metropolitan service areas.

On April 18, 2015, the Board of Directors voted to endorse the new strategic growth plan for 2015 – 2019 and to develop strategies and a timeline for implementation of the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: April 21, 2015
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer